As filed with the Securities and Exchange Commission on September 27, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAIC Gemini, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-1932921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1710 SAIC Drive McLean, Virginia 22102 (703) 676-4300 (Address, including zip code, of registrant’s principal executive offices)

Science Applications International Corporation Stock Compensation Plan

Science Applications International Corporation Management Stock Compensation Plan

Science Applications International Corporation Key Executive Stock Deferral Plan

Keystaff Deferral Plan

Science Applications International Corporation Employee Stock Purchase Plan

Science Applications International Corporation 401(k) Excess Deferral Plan

Science Applications International Corporation Retirement Plan

Science Applications International Corporation 2013 Equity Incentive Plan

(Full Title of the Plans)

Mark D. Schultz

Executive Vice President and General Counsel

1710 SAIC Drive

McLean, Virginia 22102

703-676-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Gary Sellers

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share (1) (9) (10)	400,000	$29.988	$11,995,200	$1,636.15
Common stock, par value $0.0001 per share (2) (9) (10)	300,000	$29.988	$8,996,400	$1,227.11
Common stock, par value $0.0001 per share (3) (9) (10)	1,500,000	$29.988	$44,982,000	$6,135.54
Deferred Compensation Obligations (4) (11)	$9,000,000	100%	$9,000,000	$1,227.60
Common stock, par value $0.0001 per share (5) (9) (10)	1,000,000	$29.988	$29,988,000	$4,090.36
Deferred Compensation Obligations (6) (11)	$1,100,000	100%	$1,100,000	$150.04
Common stock, par value $0.0001 per share (7) (9) (10)	5,700,000	$29.988	$170,931,600	$23,315.07
Common stock, par value $0.0001 per share (8) (9) (10)	7,000,000	$29.988	$209,916,000	$28,632.54

(1)	Covers shares of common stock, par value $0.0001 per share (the “Common Stock”), of SAIC Gemini, Inc. (the “Company” or the “Registrant”) issuable under the Science Applications International Corporation Stock Compensation Plan.
(2)	Covers shares of Common Stock issuable under the Science Applications International Corporation Management Stock Compensation Plan.
(3)	Covers shares of Common Stock issuable under the Science Applications International Corporation Key Executive Stock Deferral Plan.
(4)	Covers unsecured obligations issuable under the Keystaff Deferral Plan.
(5)	Covers shares of Common Stock issuable under the Science Applications International Corporation Employee Stock Purchase Plan.
(6)	Covers unsecured obligations issuable under the Science Applications International Corporation 401(k) Excess Deferral Plan.
(7)	Covers shares of Common Stock issuable under the Science Applications International Corporation 2013 Equity Incentive Plan.
(8)	Covers shares of Common Stock issuable under the Science Applications International Corporation Retirement Plan. Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Science Applications International Corporation Retirement Plan.
(9)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(10)	Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of shares of the Common Stock in the “when issued” trading market as reported on the New York Stock Exchange on September 23, 2013. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.
(11)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Science Applications International Corporation Stock Compensation Plan, the Science Applications International Corporation Management Stock Compensation Plan, the Science Applications International Corporation Key Executive Stock Deferral Plan, the Keystaff Deferral Plan, the Science Applications International Corporation Employee Stock Purchase Plan, the Science Applications International Corporation 401(k) Excess Deferral Plan, the Science Applications International Corporation Retirement Plan and the Science Applications International Corporation 2013 Equity Incentive Plan as covered by this Registration Statement on Form S-8 (the “Registration Statement”) and as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Company are hereby incorporated by reference in this Registration Statement:

(a)	the Company’s effective Registration Statement on Form 10, as amended (File No. 001-35832) and filed by the Company on September 9, 2013, including the description of the Company’s Common Stock contained therein, and any amendment or report filed for the purpose of updating such description; and

(b)	the Company’s Current Report on Form 8-K as filed with the Commission on September 19, 2013.

All documents that the Company, the Science Applications International Corporation Employee Stock Purchase Plan or the Science Applications International Corporation 401(k) Excess Deferral Plan subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits a Delaware corporation to indemnify its directors, officers, employees and agents, subject to certain limitations.

As permitted by the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation provides that (1) we shall indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to certain limited exceptions, (2) we may indemnify our other employees and agents as set forth in the General Corporation Law of the State of Delaware, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent not prohibited by applicable law, subject to the receipt by us of an undertaking to repay such amounts to the extent required by law and (4) the rights conferred in the amended and restated certificate of incorporation are not exclusive.

We expect to enter into indemnification agreements with each of our directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our restated certificate of incorporation and to provide additional procedural protections.

The exculpation and indemnification provisions in our amended and restated certificate of incorporation and the indemnification provisions of indemnification agreements that will be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act of 1933.

We also intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, the cost of settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of SAIC Gemini, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the Commission on September 19, 2013 (File No. 001-35832))

4.2	Amended and Restated By-laws of SAIC Gemini, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, as filed with the Commission on September 19, 2013 (File No. 001-35832))

4.3	Science Applications International Corporation Stock Compensation Plan*

4.4	Science Applications International Corporation Management Stock Compensation Plan*

4.5	Science Applications International Corporation Key Executive Stock Deferral Plan*

4.6	Keystaff Deferral Plan*

4.7	Science Applications International Corporation Employee Stock Purchase Plan*

4.8	Science Applications International Corporation 401(k) Excess Deferral Plan*

4.9	Science Applications International Corporation Retirement Plan*

4.10	Science Applications International Corporation 2013 Equity Incentive Plan*

5.1	Opinion of Simpson Thacher & Bartlett LLP*

5.2	Opinion of Richards, Layton & Finger, P.A.*

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 hereto)*

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 hereto)*

23.3	Consent of Deloitte & Touche LLP*

24	Power of Attorney (included on the signature page to this Registration Statement)*

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, State of Virginia, on September 27, 2013.

SAIC Gemini, Inc.

By:	/s/ John R. Hartley
Name: John R. Hartley Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark D. Schultz and Paul H. Greiner, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 27, 2013.

Name	Title

/s/ Anthony J. Moraco Name: Anthony J. Moraco	Director and Chief Executive Officer (Principal Executive Officer)

/s/ John R. Hartley Name: John R. Hartley	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Vincent A. Maffeo Name: Vincent A. Maffeo	Director

/s/ Mark W. Sopp Name: Mark W. Sopp	Director

/s/ Edward J. Sanderson Jr. Name: Edward J. Sanderson Jr.	Director

/s/ Jere A. Drummond Name: Jere A. Drummond	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Science Applications International Corporation Retirement Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, State of Virginia, on September 27, 2013.

Science Applications International Corporation Retirement Plan

By:	/s/ Brian F. Keenan
Name: Brian F. Keenan Title: Executive Vice President for Human Resources